Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 10-KSB of Brands Shopping Network, Inc. (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ian Valentine, as Chief Executive Officer of the Company, and Mark V. Noffke, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:


(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/  Ian Valentine
-------------------------
Name: Ian Valentine
Title: Chief Executive Officer
Dated: March 30, 2004


/s/ Mark V. Noffke
-------------------------
Name: Mark V. Noffke
Title: Chief Financial Officer
Dated: March 30, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Brands Shopping Network, Inc. and will be retained by Brands Shopping Network, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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